Exhibit 4.6
Execution Version
REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (the “Agreement”) is entered into as of April 12, 2007, by and among Akamai Technologies, Inc., a Delaware corporation (the “Buyer”), and the individuals and entities listed on Exhibit A attached hereto (the “Principal Shareholders”). The Buyer, the Principal Shareholders and the other Company Shareholders who agree to be bound by the terms of this Agreement by executing a Selling Stockholder Questionnaire in the form attached hereto as Exhibit C (a “Questionnaire”) are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.
     WHEREAS, the Buyer has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated March 23, 2007, pursuant to which, among other things, the Buyer will exchange shares of Common Stock of the Buyer, $0.01 par value per share (the “Buyer Common Shares”), for the shares of capital stock of Red Swoosh, Inc. (the “Company”) owned of record by the Company Shareholders (as defined below); and
     WHEREAS, the Buyer and the Company Shareholders desire to provide for certain arrangements with respect to the registration of the Buyer Common Shares issued to the Company Shareholders under the Securities Act (as defined below);
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Certain Definitions. For purposes of this Agreement, each of the following terms shall have the meaning set forth below.
     “Company Common Stock” shall mean the common stock, $0.001 par value per share, of the Company.
     “Company Shareholders” shall mean individuals and entities listed on Exhibit B attached hereto.
     “Merger Shares” shall mean the Buyer Common Shares (i) issued to the Company Shareholders in exchange for the shares of the Company’s capital stock pursuant to the terms and conditions of the Merger Agreement and (ii) issuable to the Company Shareholders holding Warrants upon the exercise of such Warrants assumed by the Buyer pursuant to the terms and conditions of the Merger Agreement.
     “Options” shall mean each option to purchase or acquire shares of Company Common Stock assumed by the Buyer pursuant to the terms and conditions of the Merger Agreement.
     “Reasonable Best Efforts” shall mean best efforts, to the extent commercially reasonable.
     “SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.
“Shareholder Registration Statement” shall mean a registration statement on Form S-3 pursuant to Rule 415 of the Securities Act covering the continuous resale to the public by the Company Shareholders of the Merger Shares.
“Warrant” shall mean each warrant to purchase or acquire shares of Company Common Stock assumed by the Buyer pursuant to the terms and conditions of the Merger Agreement.
ARTICLE II
REGISTRATION STATEMENTS
     2.1 Registration Statement on Form S-8. Within ten (10) business days after the date of this Agreement, the Buyer shall file with the SEC a Registration Statement on Form S-8 (or any successor form) under the Securities Act with respect to all Buyer Common Shares subject to the Options that may be registered on a Registration Statement on Form S-8, and shall use its Reasonable Best Efforts to maintain the effectiveness of such Registration Statement for so long as such Options remain outstanding.
     2.2 Shareholder Registration Statement. Within ten (10) business days after the date of this Agreement, the Buyer shall file with the SEC the Shareholder Registration Statement. The Shareholder Registration Statement will, when filed, comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. The Buyer shall use its Reasonable Best Efforts to cause the Shareholder Registration Statement to become effective immediately upon filing with the SEC or as promptly thereafter as practicable. The Buyer shall cause the Shareholder Registration Statement to remain effective until the date one year after the date of this Agreement or such earlier time as all of the Merger Shares covered by the Shareholder Registration Statement have been sold pursuant thereto.
     2.3 Limitations on Registration Rights.
          (a) The Buyer may, by written notice to the Company Shareholders, (i) delay the filing of the Shareholder Registration Statement for no more than 90 days in the aggregate or (ii) suspend the Shareholder Registration Statement for no more than 90 days in the aggregate after effectiveness and require that the Company Shareholders immediately cease sales of shares pursuant to the Shareholder Registration Statement, in the event that (A) the Buyer files a registration statement (other than a registration statement on Form S-4 or Form S-8 or their successor forms) with the SEC for a public offering of its securities, (B) the Buyer is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Buyer desires to keep confidential for business reasons, if the Buyer determines in good faith that the public disclosure requirements imposed on the Buyer under the Securities Act in connection with the Shareholder Registration Statement would require disclosure of such activity, transaction, preparations or negotiations, or (C) the Buyer fails to meet the SEC requirements, as set forth in the General Instructions to Form S-3, for use of the Shareholder Registration Statement.

          (b) If the Buyer delays or suspends the Shareholder Registration Statement or requires the Company Shareholders to cease sales of shares pursuant to paragraph (a) above, the Buyer shall, as promptly as practicable following the termination of the circumstance which entitled the Buyer to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Shareholder Registration Statement and/or give written notice to all Company Shareholders authorizing them to resume sales pursuant to the Shareholder Registration Statement. If as a result thereof the prospectus included in the Shareholder Registration Statement has been amended to comply with the requirements of the Securities Act, the Buyer shall enclose such revised prospectus with the notice to Company Shareholders given pursuant to this paragraph (b), and the Company Shareholders shall make no offers or sales of shares pursuant to the Shareholder Registration Statement other than by means of such revised prospectus.
     2.4 Registration Procedures.
          (a) In connection with the filing by the Buyer of the Shareholder Registration Statement, the Buyer shall furnish to each Company Shareholder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act.
          (b) The Buyer shall use its Reasonable Best Efforts to register or qualify the Merger Shares covered by the Shareholder Registration Statement under the securities laws of each state of the United States; provided, however, that the Buyer shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.
          (c) If the Buyer has delivered preliminary or final prospectuses to the Company Shareholders and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Buyer shall promptly notify the Company Shareholders and, if requested by the Buyer, the Company Shareholders shall immediately cease making offers or sales of shares under the Shareholder Registration Statement and return all prospectuses to the Buyer. The Buyer shall promptly provide the Company Shareholders with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Company Shareholders shall be free to resume making offers and sales under the Shareholder Registration Statement.
          (d) The Buyer shall pay the expenses incurred by it in complying with its obligations under this Agreement, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Buyer, and fees and expenses of accountants for the Buyer, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Company Shareholders in connection with sales under the Shareholder Registration Statement and (ii) the fees and expenses of any counsel retained by Company Shareholders.
     2.5 Requirements of Company Shareholders. The Buyer shall not be required to include any Merger Shares in the Shareholder Registration Statement on behalf of the Company Shareholder unless:

          (a) the Company Shareholder owning or entitled to receive such Merger Shares furnishes to the Buyer in writing such information regarding such Company Shareholder and the proposed sale of Merger Shares by such Company Shareholder as contemplated by the Questionnaire or as shall be required in connection therewith by the SEC or any state securities law authorities;
          (b) such Company Shareholder shall have provided to the Buyer its written agreement:
               (i) on a several and not joint liability basis, to indemnify the Buyer and each of its directors and officers against, and hold the Buyer and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Buyer or such directors and officers may become subject by reason of any statement or omission in the Shareholder Registration Statement made in reliance upon, or in conformity with, a written statement by such Company Shareholder furnished pursuant to this Section 2.5; and
               (ii) to report to the Buyer sales made pursuant to the Shareholder Registration Statement.
     2.6 Indemnification. The Buyer agrees to indemnify and hold harmless each Company Shareholder, and its officers, directors, partners and each person controlling such Company Shareholder, whose Merger Shares are included in the Shareholder Registration Statement against any losses, claims, damages, expenses or liabilities to which such Company Shareholder may become subject by reason of any untrue statement of a material fact contained in the Shareholder Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished to the Buyer in writing by or on behalf of a Company Shareholder and stated to be for use in the Shareholder Registration Statement. The Buyer shall have the right to assume the defense, with counsel if its choice, and settlement of any claim or suit for which the Buyer may be responsible for indemnification under this Section 2.6; provided, however, if the defendants in any such action include both the Company Shareholders and the Buyer and the Company Shareholders shall have reasonably concluded, based on the opinion of counsel reasonably satisfactory to the Buyer, that there is a conflict of interest between the positions of the Buyer and the Company Shareholders in conducting the defense of any such action, the Company Shareholders shall have the right to select one separate counsel to assume such legal defenses on behalf of all of the Company Shareholders and to otherwise participate in the defense of such action on behalf of such Company Shareholders.
     2.7 Assignment of Rights. A Company Shareholder may not assign any of its rights under this Article II except in connection with the transfer of some or all of his, her or its Merger Shares to a child or spouse, or trust for their benefit or, in the case of a partnership, limited liability company or corporation, to its partners, members or shareholders, respectively, pursuant to a pro rata distribution of its Merger Shares, provided each such transferee agrees in a written instrument delivered to the Buyer to be bound by the provisions of this Article II.

ARTICLE III I
MISCELLANEOUS
     3.1 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof; provided that the Nondisclosure Agreement dated August 18, 2006, between the Buyer and the Company, shall remain in effect in accordance with its terms.
     3.2 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties.
     3.3 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.
     3.4 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
     3.5 Notices. All notices and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, to the Company Shareholders at the address set forth below their respective names on Exhibit B attached hereto, and in the case of the Buyer, as set forth below:

	To the Buyer:	with a copy to:

	Akamai Technologies, Inc.	Wilmer Cutler Pickering Hale and Dorr LLP
	8 Cambridge Center	60 State Street
	Cambridge, MA 02142	Boston, MA 02109
Attn:	Melanie Haratunian,	Attn: Susan W. Murley, Esq.
	Vice President and General Counsel	Telecopy: (617) 526-5000
	Telecopy: (617) 444-3001	Telephone: (617) 526-6000
Telephone: (617) 444-3000
Any Party may give any notice or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other notice in the manner herein set forth.
     3.6 Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.
     3.7 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and Company Shareholders owning at least fifty percent (50%) of the Buyer Common Shares then held by the all of the Company Shareholders. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
     3.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.
     3.9 Submission to Jurisdiction. Each Party (a) submits to the jurisdiction of any state or federal court sitting in the Commonwealth of Massachusetts in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court, and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement.
[Remainder of the Page Intentionally Left Blank]

Execution Version
     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BUYER:

AKAMAI TECHNOLOGIES, INC.

/s/ Paul Sagan

By:	Paul Sagan

Title:	President

-Signature Page to Registration Rights Agreement-

PRINCIPAL SHAREHOLDERS:

TRAVIS KALANICK

/s/ Travis Kalanick

CROSSLINK VENTURES V, L.P.

By: Crosslink Ventures V Holdings, L.L.C., its General Partner

/s/ Gerri Grossman

By:	Gerri Grossman

Title:	Member

OFFSHORE CROSSLINK VENTURES V UNIT TRUST

By: Crosslink Ventures V Holdings, L.L.C., its Investment Manager

/s/ Gerri Grossman

By:	Gerri Grossman

Title:	Member

CROSSLINK BAYVIEW V, L.L.C.

/s/ Gerri Grossman

By:	Gerri Grossman

Title:	Authorized Signatory

CROSSLINK CROSSOVER FUND IV, L.P.

By: Crossover Fund IV Management, L.L.C., its General Partner

/s/ Gerri Grossman

By:	Gerri Grossman

Title:	Member

-Signature Page to Registration Rights Agreement-

AUGUST CAPITAL III, L.P. for itself and as nominee for August Capital Strategic Partners III, L.P.
August Capital III Founders Fund, L.P., and
Certain Individuals thereof

By: August Capital Management III, L.L.C.,
its general partner

/s/ Sydney Lagier

By:	Sydney Lagier

Title:	Member

-Signature Page to Registration Rights Agreement-

Execution Version
Exhibit A
Principal Shareholders
Name and address
TRAVIS KALANICK
685 Tennessee Street , Apt. #4
San Francisco, CA 94107
CROSSLINK VENTURES V, L.P.
Two Embarcadero Center
Suite 200
San Francisco, CA 94111
ATTN: Gerri Grossman
OFFSHORE CROSSLINK VENTURES V UNIT TRUST
Two Embarcadero Center
Suite 200
San Francisco, CA 94111
ATTN: Gerri Grossman
CROSSLINK BAYVIEW V, L.L.C.
Two Embarcadero Center
Suite 200
San Francisco, CA 94111
ATTN: Gerri Grossman
CROSSLINK CROSSOVER FUND IV, L.P.
Two Embarcadero Center
Suite 200
San Francisco, CA 94111
ATTN: Gerri Grossman
AUGUST CAPITAL III, L.P.
2480 Sand Hill Road, #101
Menlo Park, CA 94025

I-1

Execution Version
Exhibit B
Company Shareholders
Name and Address

Exhibit C
Selling Stockholder Questionnaire